SMITH BARNEY MANAGED MUNICIPALS FUND
                                10f-3 REPORT
                 September 1, 1997 through February 28, 1998

                                                                 % of
                    Trade                         Par       Purchase  Fund %
of
Issuer                   Date      Selling Dealer      Amount         Price

Assets    Issue

Washington St. Pub. Pwr.      9/11/97        Goldman Sachs       $ 6,420,000
$98.296        0.18%     3.59%
5.125% due 7/1/2011

Houston, TX Water & Sewer     9/18/97        Merrill Lynck         8,000,000
93.963         0.21 3.44
5.000% due 12/1/2025

NYC Trans Finance Auth.       10/3/97        Lehman Brothers
5,000,000   96.850       0.14 2.06
5.125% due 8/15/2021

Triborough Bridge $ Tunnel    11/17/97       Paine Webber         11,850,000
96.179         0.32 7.20
5.250% due 1/1/2022

Michigan State  Bldg. Auth.   11/17/97       Lehman Brothers
21,000,000       94.655       0.56 7.51
4.750% due 10/15/2013

Met Water So. California      11/20/97       EJ De La Rosa & Co.   7,000,000
95.606         0.18 3.95
5.000% due 7/1/2026

Puerto Rico Infrastructure         11/21/97       Goldman Sachs
10,000,000       97.935       0.27 3.38
5.000% due 7/1/2015

NYS Dorm Auth. Mental Hlth.   11/21/97       Paine Webber         17,000,000
97.514         0.46 25.02
5.125% due 8/15/2017

New Jersey Transit Auth.      12/10/97       W.R. Hough & Co.     35,000,000
94.922              7.54
4.750% due 6/15/2016

Seminole County, FL      12/10/97       W.R. Hough & Co.      4,425,000
96.923              9.47
5.000% due 7/1/2019

NYS Local Gov't Asst. Corp.   12/18/97       Lehman Brothers
47,910,000       96.120            18.60
4.875% due 4/1/2020